Exhibit 10.4

EXECUTION COPY

AMENDMENT NO. 13

TO AMENDED AND RESTATED CREDIT AGREEMENT,

AND CONSENT

THIS AMENDMENT NO. 13 TO AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT, dated as of April 8, 2008 (the “Agreement”) relating to the Credit Agreement referenced below, is by and among WOLVERINE TUBE, INC., a Delaware corporation (the “Company”), certain of its Subsidiaries identified as Subsidiary Borrowers on the signature pages hereto and any additional Subsidiaries of the Company which become parties to the Credit Agreement in accordance with the terms thereof (collectively referred to as the “Subsidiary Borrowers” and individually referred to as a “Subsidiary Borrower”) (hereinafter, the Company and the Subsidiary Borrowers are collectively referred to as the “Borrowers” or referred to individually as a “Borrower”), each of the financial institutions identified as Lenders on the signature pages hereto (the “Lenders” and each individually, a “Lender”), and WACHOVIA BANK, NATIONAL ASSOCIATION, (“Wachovia”), acting in the manner and to the extent described in Article XIII of the Credit Agreement (in such capacity, the “Administrative Agent” or the “Agent”). Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement and the provisions of Sections 1.2 and 1.3 of the Credit Agreement related to the definitions shall apply herein.

W I T N E S S E T H

WHEREAS, a $35,000,000 credit facility has been extended to the Borrowers pursuant to the terms of that certain Amended and Restated Credit Agreement dated as of April 28, 2005 (as amended, modified or otherwise supplemented from time to time, the “Credit Agreement”) among the Borrowers, the Lenders, and the Administrative Agent;

WHEREAS, the Company has informed the Administrative Agent that in one or more transactions, it intends to redeem up to $86,450,000 of the outstanding principal amount under the 2008 Senior Notes on or prior to September 1, 2008 under the 2008 Senior Note Indenture (collectively, the “2008 Senior Note Redemptions”);

WHEREAS, the Borrowers have requested that the Lenders consent to the 2008 Senior Note Redemptions and in connection therewith, have requested that certain amendments be made to the Credit Agreement; and

WHEREAS, the undersigned Lenders have agreed to consent to the 2008 Senior Note Redemptions and to amend the Credit Agreement as contemplated herein pursuant to the terms and conditions herein;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

(A) Amendments to Credit Agreement. Effective on (and subject to the occurrence of) the Amendment No. 13 Effective Date (as hereinafter defined), the Credit Agreement shall be amended as follows:

1. Section 8.4 of the Credit Agreement is hereby deleted in its entirety.

(B) Consent. Effective on (and subject to the occurrence of) the Amendment No. 13 Effective Date, notwithstanding the provisions of Section 9.15 of the Credit Agreement, the Lenders hereby consent to the 2008 Senior Note Redemptions in an aggregate amount not to exceed $86,450,000, so long as, with respect to each such redemption, the following conditions have been met:

(i) After giving effect to each such redemption, (A) the representations and warranties contained in Article VI of the Credit Agreement, as amended hereby, shall be true and correct in all material respects on and as of the date thereof as though made on and as of such date (except for those representations and warranties which by their terms relate solely to an earlier date) and (B) no Default or Event of Default shall exist under the Credit Agreement, as amended hereby, on and as of the date thereof;

(ii) (A) Prior to the consummation of any such redemption, the Company shall have provided to the Administrative Agent written evidence satisfactory to the Administrative Agent that the Credit Parties shall have Excess Liquidity (as hereinafter defined) immediately after giving effect to such redemption in an amount equal to or greater than the sum of (A) the amount that would be required to purchase the remaining outstanding principal amount of the 2008 Senior Notes plus (B) Excess Liquidity in an amount equal to $15,000,000 and (B) for the period beginning on the Amendment No. 13 Effective Date through September 1, 2008, together with delivery of the Borrowing Base Certificate as required under the Credit Agreement, the Company shall deliver a certificate to the Administrative Agent in form and substance satisfactory to the Administrative Agent with a detailed calculation of Excess Liquidity;

(iii) the consummation of such redemption shall have occurred on or prior to September 1, 2008;

(iv) no such redemption shall include the redemption of any 2008 Senior Notes held by any Credit Party, Alpine, Plainfield or, in each case, any affiliate thereof; and

(v) in connection with each such redemption, substantially simultaneously with the consummation thereof, the Administrative Agent shall have received a fee (the “2008 Redemption Fee”) in an amount equal to 1.0% of the aggregate principal amount of each such redemption; provided that the 2008 Redemption Fee shall not exceed (A) $85,000 less (B) the amount of the amendment fee paid to the Administrative Agent under Section D hereof.

For purposes hereof, “Excess Liquidity” means the sum of (x) Excess Availability, plus (y) the amount of immediately available cash of the Credit Parties, plus (z) the amount by which (1) the amount of calculated funding availability under the Second Amended and Restated Receivables Purchase Agreement, dated as February 21, 2008 (the “Receivables Agreement”) among the SPC, Wolverine Finance, LLC, the Company, the liquidity banks from time to time party thereto, The CIT Group/Business Credit, Inc., individually and as co-agent, and Wachovia Bank, National Association, as agent, demonstrated in the most recent Weekly Report or Settlement Report (as each such term is defined therein), as the case may be, delivered by the Company thereunder, as calculated in accordance with the Receivables Agreement in effect on the date hereof, exceeds (2) the least of (I) the Purchase Limit, (II) the Net Pool Balance minus Required Reserves and (III) the product of 85% times the aggregate Outstanding Balance of Eligible Receivables, minus the Aggregate Invested Amount (as each such term is defined in the Receivables Agreement).

(C) Representations and Warranties. Each Credit Party hereby represents and warrants that (i) the representations and warranties contained in Article VI of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those representations and warranties which by their terms relate solely to an earlier date) and after giving effect to the transactions contemplated herein, (ii) no Default or Event of Default exists under the Credit Agreement on and as of the date hereof and after giving effect to the transactions contemplated herein, (iii) it has the corporate, limited liability company or limited partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary organizational action to authorize the execution, delivery and performance by it of this Agreement; (iv) it has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by general principles of equity and (v) neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will violate or conflict in any material respect with any material provision of its articles or certificate of incorporation or certificate of limited partnership or certificate of formation, bylaws, agreement of limited partnership or limited liability company agreement or violate, contravene or conflict in any material respect with contractual provisions of, or cause an event of default under, any indenture, including without limitation the 2008 Senior Note Indenture, 2009 Senior Note Indenture or the 2009 Senior Exchange and Debenture Agreement, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound.

(D) Effectiveness. This Agreement shall become effective upon the earliest date (the “Amendment No. 13 Effective Date”) on which the following conditions precedent have been satisfied:

1. Executed Agreement. The Administrative Agent shall have received a fully executed counterpart of this Agreement from each party hereto.

2. Amendment Fee; Expenses. The Administrative Agent shall have received from the Borrowers payment of an amendment fee in the amount of $25,000 and payment of all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including the reasonable fees and expenses of Mayer Brown LLP, and all previously incurred fees and expenses which remain outstanding on the effective date of this Agreement.

3. Other Conditions Precedent. The Borrowers shall have completed all proceedings taken in connection with the transactions contemplated by this Agreement and delivered to the Administrative Agent all other documentation and other items incident thereto, and each shall be satisfactory to the Administrative Agent and its legal counsel, Mayer Brown LLP.

(E) No Other Modification. Except to the extent specifically provided to the contrary in this Agreement, all terms and conditions of the Credit Agreement (including Exhibits and Schedules thereto), the Pledge Agreement (including Exhibits and Schedules thereto) and the other Credit Documents shall remain in full force and effect, without modification or limitation. This Agreement shall not operate as a consent to any other action or inaction by the Borrowers or any other Credit Party, or as a waiver or amendment of any right, power, or remedy of any Lender or the Administrative Agent under the Credit Agreement, the Pledge Agreement or any other Credit Document nor constitute a consent to any such action or inaction, or a waiver or amendment of any provision contained in the Credit Agreement, the Pledge Agreement or any other Credit Document except as specifically provided herein. Each of the Credit Parties acknowledges, confirms and agrees that the Credit Documents to which it is a party remain in full force and effect as of the date hereof and continue to secure all Obligations of each such Credit Party to any Lender or the Administrative Agent, and novation of any kind is hereby expressly disclaimed.

(F) Release. In consideration of entering into this Agreement, each Credit Party (a) represents and warrants to the Administrative Agent and each Lender that as of the date hereof there are no causes of action, claims, actions, proceedings, judgments, suits, demands, damages or offsets against or defenses or counterclaims to its Obligations or Secured Obligations under the Credit Documents and furthermore, such Credit Party waives any and all such causes of action, claims, actions, proceedings, judgments, suits, demands, damages, offsets, defenses or counterclaims whether known or unknown, arising prior to the date of this Agreement and (b) releases the Administrative Agent and each Lender and each of their respective Affiliates, Subsidiaries, officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, actions, proceedings, judgments, suits, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act with respect to any Credit Document, on or prior to the date hereof.

(G) Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina, without regard to the principles governing conflicts of laws thereof.

(H) INCORPORATION BY REFERENCE OF CERTAIN PROVISIONS. THE PROVISIONS IN SECTIONS 14.5, 14.6, 14.8, 14.9, 14.10, 14.12, 14.13, 14.14, 14.15, 14.19

AND 14.24 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

[SIGNATURE PAGES FOLLOW]

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

COMPANY:

WOLVERINE TUBE, INC.

By:	/s/ David A. Owen
Name:	David A. Owen
Title:	Chief Financial Officer & Senior Vice President

SUBSIDIARY BORROWERS:

TF INVESTOR, INC.

By:	/s/ David A. Owen
Name:	David A. Owen
Title:	Vice President & Treasurer

TUBE FORMING HOLDINGS, INC.

By:	/s/ David A. Owen
Name:	David A. Owen
Title:	Vice President & Treasurer

TUBE FORMING, L.P.

By: Tube Forming Holdings, Inc., its General Partner

By:	/s/ David A. Owen
Name:	David A. Owen
Title:	Vice President & Treasurer

Amendment No. 13 to Amended and Restated
Credit Agreement, and Consent

WOLVERINE FINANCE, LLC

By:	/s/ David A. Owen
Name:	David A. Owen
Title:	Vice Manager & Treasurer

WOLVERINE JOINING TECHNOLOGIES, LLC

By:	/s/ David A. Owen
Name:	David A. Owen
Title:	Vice President & Treasurer

WOLVERINE CHINA INVESTMENTS, LLC

By: Wolverine Tube, Inc., its Managing Member

By:	/s/ David A. Owen
Name:	David A. Owen
Title:	Senior Vice President & Chief Financial Officer

WT HOLDING COMPANY, INC.

By:	/s/ David A. Owen
Name:	David A. Owen
Title:	Vice President & Treasurer

Amendment No. 13 to Amended and Restated
Credit Agreement, and Consent

AGENT AND LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent and as a Lender

By:	/s/ Rodney K. Sanders
Name:	Rodney K. Sanders
Title:	Director

(signature pages end)

Amendment No. 13 to Amended and Restated
Credit Agreement, and Consent